Exhibit 4-1

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT



TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is Peoples Bancorporation, Inc.
2.   Date of Incorporation  March 6, 1992

3.   Agent's Name and Address: Robert E. Dye, 1800 E. Main St., Easley, SC

4. On January 9, 2009, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

     Article Four of the Articles of Incorporation of Peoples Bancorporation, Inc. is amended to read as follows:

     The corporation is authorized to issue 15,000,000 shares of Common Stock, $1.11 par value per share, and 15,000,000 shares of Preferred Stock.

          The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

     Common Stock: The shares of common stock shall have unlimited voting rights and are entitled, together with any series of preferred stock which also has such right specified, to receive the net assets of the corporation upon dissolution.

          Preferred Stock: The board of directors may determine, in whole or part, the preferences, limitations, and relative rights (within the limits set forth in Section 33-6-101 of the South Carolina Business Corporation
     Act) of one or more series within the class of preferred stock before the issuance of any shares of that series.


5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

               NA

6.   Complete either "a" or "b," whichever is applicable.

     a.   [x]  Amendment(s) adopted by shareholder action.

               At the  date of  adoption  of the  Amendment(s),  the  number  of
               outstanding   shares  of  each  voting  group  entitled  to  vote
               separately on the Amendment(s), and vote of such shares was:

                                Number of              Number of            Number of Votes         Number of Undisputed
         Voting                Outstanding           Votes Entitled         Represented at                 Shares
         Group                   Shares                to be Cast             the Meeting              For or Against
         -----                   ------                ----------             -----------              --------------

        Common Stock             7,070,139             7,070,139             5,225,713               5,096,496  124,453





                                               Peoples Bancorporation, Inc.
                                               ---------------------------------
                                                  Name of Corporation


        Note: Pursuant to Section 33-10-106(6)(i), of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.


b.       [ ]   The Amendment(s)  was duly adopted by the  incorporators or board of directors  without  shareholder  approval pursuant to Sections
               33-6-102(d),  33-10-102 and 33-10-105 of the 1976 South  Carolina
               Code of Laws, as amended, and shareholder action was not required.

7. Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended) _______________________________________________________________________


Date January 13, 2009
     ----------------              Peoples Bancorporation, Inc.
                                   ---------------------------------------------
                                   Name of Corporation

                                   s/R. Riggie Ridgeway, Chief Executive Officer
                                   ---------------------------------------------
                                   Signature

                                   R. Riggie Ridgeway, Chief Executive Officer
                                   ---------------------------------------------
                                   Type or Print Name and Office